UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2010

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BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-4900
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The 2010 Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) has been scheduled for December 15, 2010. Because this date is more than 30 days after the anniversary of the Company’s 2009 Annual Meeting of Shareholders, pursuant to the Company’s By-laws, written notice from a shareholder interested in bringing business before the 2010 Annual Meeting of Shareholders or nominating a director candidate for election at the 2010 Annual Meeting of Shareholders must be received at the Company’s principal executive offices at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 by 5:00 p.m., Eastern time, on November 18, 2010. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s By-laws. Shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Shareholders must comply with the requirements, including the proposal deadline, set forth above as well as all applicable Securities and Exchange Commission rules and regulations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2010	BFC FINANCIAL CORPORATION
	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer